UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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ICO, INC.
(Name of Registrant as Specified in its Charter)

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1811 BERING DRIVE, SUITE 200
HOUSTON, TEXAS 77057

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 5, 2007

The 2007 Annual Meeting of Shareholders of ICO, Inc. ("ICO" or the “Company”) will be held at the Doubletree Guest Suites Hotel, located at 5353 Westheimer, Houston, Texas 77056, on Monday, March 5, 2007, at 10:00 a.m. Central Standard Time, for the following purposes:

1.
to elect three Class I Directors to serve until the 2010 Annual Meeting of Shareholders, and one Class III Director to serve until the 2009 Annual Meeting of Shareholders, and until their respective successors are elected and qualified; and

2.	to approve the amendment to the Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan; and

3.	to consider and act upon any other matters incidental thereto that may properly come before the annual meeting or any adjournment or postponement thereof.

Only holders of shares of Common Stock of record on the books of the Company at the close of business on January 19, 2007 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. ALTERNATIVELY, CERTAIN SHAREHOLDERS MAY AUTHORIZE THEIR PROXY OR DIRECT THEIR VOTE BY FACSIMILE OR TELEPHONE AS DESCRIBED IN THE ENCLOSED PROXY. SEE “INFORMATION CONCERNING THE PROXY” ON PAGE 2 FOR MORE INFORMATION. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE THE COMPANY ADDITIONAL SOLICITATION EXPENSE.

By Order of the Board of Directors

/s/ Gregory T. Barmore	/s/ A. John Knapp, Jr.
Gregory T. Barmore	A. John Knapp, Jr.
Chairman of the Board	President, Chief Executive Officer, and
Director

Houston, Texas
January 25, 2007

ICO, INC.

1811 BERING DRIVE, SUITE 200
HOUSTON, TEXAS 77057
(713) 351-4100

PROXY STATEMENT
FOR THE 2007
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 5, 2007

THE MEETING

PLACE, DATE, AND TIME OF MEETING

The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of ICO, Inc. (“ICO” or the “Company”) for use at the 2007 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, March 5, 2007 at 10:00 a.m. Central Standard Time at the Doubletree Guest Suites Hotel, located at 5353 Westheimer, Houston, Texas 77056, or at any adjournment(s) or postponement(s) thereof. A copy of ICO's Annual Report to Shareholders is being sent with this Proxy Statement. It is not to be regarded as proxy soliciting material. The approximate date on which this Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to holders ("Shareholders") of common stock without par value of ICO ("Common Stock") is January 29, 2007.

INFORMATION CONCERNING THE PROXY

The enclosed Proxy, even though executed and returned or submitted by facsimile or telephone, may be revoked at any time prior to voting of the Proxy by: (a) the execution and submission of a revised Proxy by mail; (b) submission of a revised Proxy by facsimile or telephone as described below; (c) written notice to the Corporate Secretary of ICO; or (d) voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxy will be voted at the Annual Meeting.

Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted: (a) FOR the election of the three Class I Directors and the one Class III Director named herein; and (b) FOR the amendment to the Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan (the “1998 Employee Plan”). In the event a Shareholder specifies a different choice by means of the enclosed Proxy, the shares of Common Stock of such Shareholder will be voted in accordance with the specification so made.

You may submit your proxy by mail (in the enclosed postage-prepaid envelope). In addition, certain Shareholders may also submit their proxies by facsimile or telephone as described below. Please note that the following procedures are not available to all Shareholders.

Facsimile: If your shares are registered in your name with Computershare Investor Services, LLC (“Computershare”), our transfer agent and registrar, or your shares are held in ICO’s 401(k) plan, you may authorize a proxy for such shares or vote such shares by faxing the enclosed proxy card to Computershare at 1 (312) 601-4346. Proxies submitted by facsimile must be received by 11:59 p.m. Eastern Standard Time on March 4, 2007. The submission of your proxy by facsimile will not affect your right to revoke such proxy as described above or to vote in person if you decide to attend the meeting. Please note that if your shares are held in a brokerage account, you may not authorize a proxy or vote such shares by facsimile.

Telephone: If your shares are held in a brokerage account and you are not an Objecting Beneficial Owner, you may also vote such shares telephonically by calling the Company’s proxy solicitor, the Altman Group, at 1 (800) 821-8780. Shares voted telephonically must be received by 11:59 p.m. Eastern Standard Time on Saturday,  March 3, 2007. The submission of your proxy by telephone will not affect your right to revoke such proxy as described above or to vote in person if you decide to attend the meeting. If, however, you hold your shares in a brokerage account and are an Objecting Beneficial

Owner, you may vote by telephone by calling your broker directly. If your shares are not held in a brokerage account, you must submit your proxy by mail or fax, or vote in person at the Annual Meeting.

VOTING SECURITIES

The only securities of ICO entitled to vote at the Annual Meeting consist, as of January 19, 2007, of 25,893,168 shares of Common Stock. The holders of a majority of the shares entitled to vote and represented in person or by proxy constitute a quorum for transaction of business at the Annual Meeting. Only Shareholders of record on the books of ICO on January 19, 2007 will be entitled to vote at the meeting. In voting on the matters presented, each Shareholder is entitled to one vote per share. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as "present" at the Annual Meeting to determine whether a quorum exists.

Proposal 1: Election of Directors

Nominees receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected as directors. "Plurality" means that the nominees who receive the largest number of votes cast will be elected as directors. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Proposal 2: Adoption of Amendment to the Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan

The proposal to amend the Company’s Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan will require approval by a majority of the votes cast at the meeting on Proposal 2 by the holders of Common Stock entitled to vote thereon. Neither abstentions nor broker non-votes are treated as votes cast and thus neither will affect the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE FOURTH AMENDED AND RESTATED ICO, INC. 1998 STOCK OPTION PLAN.

Any other matters that come before the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, and voted for or against the matter. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on such other matters.

If you have any questions, or need any assistance in voting your shares, please call The Altman Group, Inc., which is assisting the Company with this solicitation of proxies, at 1 (800) 821-8780.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the close of business on January 24, 2007, management is unaware of any persons who beneficially own more than five percent of ICO’s Common Stock, based on information generally known to management and a review of filings with the Securities and Exchange Commission (the "SEC").

INFORMATION REGARDING THE COMPANY

BOARD OF DIRECTORS

The following table sets forth, for each nominee for director listed in Proposal 1 below, and each person whose term of office as a director will continue after the Annual Meeting: (i) the name and age of such person; (ii) the year during which that person first became a director; and (iii) the principal position(s) of that person with ICO. The table has been prepared from information obtained from these persons.

NAME	AGE	DIRECTOR SINCE	POSITION WITH THE COMPANY
Nominees for election as Class I Directors whose terms will expire 2010 (if elected)
Gregory T. Barmore	65	2004	Chairman of the Board (1) (3) (4)
A. John Knapp, Jr.	55	2001	President, Chief Executive Officer and Director
Charles T. McCord, III	66	2001	Director (1) (3)

Nominee for election as Class III Director whose term will expire 2009 (if elected)
Eric O. English	48	2004	Director (2) (3) (4)

Class III Directors whose terms will expire in 2009
Jon C. Biro	40	2002	Chief Financial Officer, Treasurer and Director
David E. K. Frischkorn, Jr.	55	2002	Director (1) (2)

Class II Directors whose terms will expire 2008
Daniel R. Gaubert	57	2006	Director (1) (5)
John F. Gibson	47	2003	Director (2)
Warren W. Wilder	49	2006	Director (2) (3) (5)

(1) Audit Committee member.
(2) Compensation Committee member.
(3) Governance and Nominating Committee member.
(4) Elected on July 5, 2004 by the holders of the Company’s $6.75 Convertible Exchangeable Preferred Stock (“Preferred Stock”), following the Company’s failure to pay six quarterly dividends to the holders of the Preferred Stock. When the right of the holders of the Preferred Stock to elect directors terminated on November 14, 2006 in accordance with the terms of the Statement of Designations, the Board elected Messrs. Barmore and English to serve as regular directors, with terms ending on the date of the 2007 Annual Meeting of Shareholders.
(5) Elected to the Board of Directors on July 1, 2006.

DIRECTORS NOMINATED FOR REELECTION

Gregory T. Barmore has been Chairman of the Board of ICO since October 2005, having served on ICO’s Board of Directors since June of 2004. Mr. Barmore has served on the board of directors of NovaStar Financial, Inc. since 1996. He also serves on the board of Thos. Moser Cabinetmakers (a privately held corporation). In addition, Mr. Barmore serves on the Board of Trustees of Bennett College, The Maine Maritime Museum, and The Maine Island Trail Association.  Mr. Barmore retired in 1997 as Chairman and Chief Executive Officer of General Electric Capital Mortgage Corporation, a subsidiary of General Electric Capital Corporation, and held many executive level positions within the General Electric family of companies (“GE”) after commencing employment with GE in 1966.

A. John Knapp, Jr. has been President and CEO of ICO since October 2005, having served on ICO’s Board of Directors since 2001. He has also been President of Andover Group, Inc., a Houston-based private real estate investment and development company, for more than the past five years. In addition, he has acted as a private investor in venture capital transactions for more than the past five years.

Charles T. McCord, III has been General Partner of McCord Production, Ltd., a Houston-based private energy exploration, production and investment company, for more than the past five years.

Eric O. English has been a partner with Resolution Counsel L.L.P., a boutique legal firm specializing in the resolution of significant business disputes, since September 2003. Mr. English served as the Senior Vice President of Legal Affairs for Hollywood Entertainment Corporation from August 1999 to August 2004.

DIRECTORS WITH TERMS EXPIRING IN 2008 AND 2009

Jon C. Biro, a certified public accountant, has been principally employed as the Chief Financial Officer and Treasurer of ICO since April 2002. From July 2003 to February 2004, he also served as Interim Chief Executive Officer. From September 1996 to April 2002, Mr. Biro was employed as Senior Vice President, Chief Accounting Officer and Treasurer of ICO, and from October 1994 to September 1996, he was employed as Controller of ICO. Prior to that time, Mr. Biro was employed by a predecessor of PricewaterhouseCoopers LLP.

David E. K. Frischkorn, Jr. has been a Managing Director of Dahlman Rose & Company LLC, a New York-based investment bank, since November 2004. Mr. Frischkorn was previously a Managing Director of the Energy Group of Jefferies & Co., an investment bank, from 1996 to February 2003.

Daniel R. Gaubert served as Chief Accounting Officer of Kellogg Brown and Root ("KBR") from May 2003 until May 2005, and served as a consultant to KBR until June 2006. Prior to his employment with KBR, Mr. Gaubert served in various capacities at McDermott International Inc., including Chief Financial Officer from 1996 to 2001. Mr. Gaubert has over 30 years of experience in operational and corporate accounting, tax, finance and audit functions.

John F. Gibson has been the Chief Executive Officer and a board member of Integral Wealth Securities Limited, a private Canadian wealth management firm, since October 2003. From August 1997 until August 2002, he served as Chief Executive Officer of Patriot Equities Corporation, a Canadian public real estate company that was sold and taken private in August of 2002.

Warren W. Wilder currently serves as Senior Vice President - Olefins for Westlake Chemical Corporation.  Prior to joining Westlake Chemical Corporation in January 2000, Mr. Wilder was an executive with Koch Industries, Inc.

DIRECTOR INDEPENDENCE

The Board of Directors has concluded that the following directors are independent in accordance with the director independence standards of the NASDAQ Global MarketTM, and has determined that none of them has a material relationship with the Company which would impair his independence from management or otherwise compromise his ability to act as an independent director: Gregory T. Barmore, Charles T. McCord III, Eric O. English, David E.K. Frischkorn, Jr., Daniel R. Gaubert, John F. Gibson, and Warren W. Wilder.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the names, ages and titles of the executive officers of the Company, excluding the executive officers who are also directors of the Company, as of January 26, 2007.

NAME	AGE	POSITION WITH THE COMPANY
Stephen E. Barkmann	47	President, Bayshore Industrial
Donald Eric Parsons	36	President, ICO Polymers North America
Dario E. Masutti	46	President, ICO Courtenay - Australasia
Derek R. Bristow	46	President, ICO Europe
Charlotte Fischer Ewart	39	General Counsel & Secretary
Bradley T. Leuschner	35	Chief Accounting Officer

Stephen E. Barkmann has been employed as the President of Bayshore Industrial, L.P. (“Bayshore”) since March 1999, after joining Bayshore as General Manager in June 1998. In these capacities Mr. Barkmann has had primary responsibility for the business operations and management of ICO’s Bayshore Industrial division since he joined the Company.

Donald Eric Parsons has been employed as President of ICO Polymers North America, Inc. (formerly known as Wedco, Inc., and referred to herein as “IPNA”) since December 2004. In this capacity he oversees ICO’s polymers processing division in the United States (which business does not include ICO’s Bayshore Industrial division). Mr. Parsons began his employment with IPNA in 1994. Most recently he has served as Senior Vice President of Operations from October 2000 to December 2004, Eastern Regional Manager from July 1999 to October 2000, and Plant Manager of IPNA’s New Jersey facility from December 1996 to July 1999.

Dario E. Masutti, who serves as President, ICO Courtenay-Australasia, has primary responsibility for ICO’s Australasian division which includes ICO’s New Zealand, Australian, and Malaysian operations. Mr. Masutti has had primary responsibility for the business operations and management of ICO’s New Zealand and Australian operating subsidiaries since March 1998, and oversight responsibility for ICO’s Malaysian operating subsidiary since ICO’s acquisition of the Malaysian business in September 2000.

Derek R. Bristow has been employed as President, ICO Europe since May 2004. In this capacity he oversees ICO’s European division, which includes ICO’s French, Italian, British, and Dutch operations. In addition, Mr. Bristow has also served as Managing Director of ICO’s Italian subsidiary, ICO Polymers Italy S.r.l. (formerly Verplast, S.r.l.), since July 2003, in which capacity he directly oversees ICO’s Italian operations. Mr. Bristow previously served as Marketing and Operations Manager of ICO’s New Zealand operating subsidiary from August 1998 to July 2003.

Charlotte Fischer Ewart has been employed as General Counsel of ICO since June 2001, and in addition, as ICO’s Corporate Secretary since April 2002. Ms. Ewart served as Associate General Counsel of the Company from August 1999 to June 2001.

Bradley T. Leuschner, a certified public accountant, has been employed as the Chief Accounting Officer of ICO since April 2002. He also served as Interim Treasurer of ICO from July 2003 to February 2004. From April 1999 to April 2002, Mr. Leuschner was principally employed as Senior Vice President and Controller of IPNA, after serving as Vice President and Controller of IPNA since September 1996.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES, AND DIRECTORS’ COMPENSATION

Board of Directors’ Meetings

During the fiscal year ended September 30, 2006 (“Fiscal Year 2006”), the number of formal meetings of the Board of Directors and Committees thereof was as follows:

•	Board of Directors - five (5) meetings
•	Audit Committee - seven (7) meetings
•	Compensation Committee - five (5) meetings
•	Nominating Committee - three (3) meetings

Each director attended all meetings of the Board or the Committees of the Board on which he served except that Mr. McCord did not attend one of the Board of Directors meetings, and Mr. Barmore did not attend one of the Audit Committee Meetings. All directors were not required to attend the Company’s 2006 Annual Meeting of Shareholders, and two members of the Board attended that meeting. Local directors are encouraged but not required to attend the Company’s 2007 Annual Meeting of Shareholders.

Compensation of Board Members

Members of the Company’s Board of Directors who are also employed as executive officers of the Company do not receive additional compensation in connection with attendance at meetings of the Board of Directors or committees thereof, nor are they entitled to receive option grants from the Fourth Amended and Restated 1993 Stock Option Plan for Non-Employee Directors (which plan is described below, and is generally referred to herein as the “1993 Director Plan”).

Members of the Company’s Board of Directors who are not employees of the Company (“Non-Employee Directors”) received the following cash compensation during Fiscal Year 2006, and shall continue to receive such compensation during the fiscal year commencing October 1, 2006 and ending September 30, 2007 (“Fiscal Year 2007”), unless otherwise indicated:

•	For service on the Board of Directors - an annual retainer of $20,000, paid quarterly.

•	For service as Chairman of the Audit, Compensation, and Governance and Nominating Committees - an annual retainer of $5,000, payable quarterly.

•	$1,000 for each Board meeting attended and each formal committee meeting attended by a member.

•
For service as Chairman of the Board of Directors - an additional annual retainer of $10,000, payable quarterly, plus $1,000 per diem for days the Chairman spends out of town on Company business and for which he does not receive a customary board meeting fee.

Each Non-Employee Director is also a participant in the 1993 Director Plan (which plan is filed as Exhibit 10.1 to the Company’s Form 10-Q dated August 7, 2006). Pursuant to the 1993 Director Plan, on the first business day after each Annual Meeting of Shareholders (and on the date when a director is first elected or appointed to the Board if other than at an Annual Meeting of Shareholders), each non-employee director is granted options (“Options”) to purchase 5,000 shares of ICO, Inc. Common Stock (“Shares”) at a price equal to the fair market value (as defined in the 1993 Director Plan) of the Shares on the date of grant. Following the 2006 Annual Meeting of Shareholders, options to purchase 5,000 Shares at an exercise price of $4.55 per Share were granted to each of Messrs. Barmore, English, Frischkorn, Gibson, and McCord. On July 1, 2006, following their election to the Board, options to purchase 5,000 Shares at an exercise price of $4.92 per Share were granted to each of Messrs. Gaubert and Wilder.

Discretionary Option grants are also permitted under the 1993 Director Plan. To date the Board has made only one such discretionary grant: On November 18, 2005, the Board approved a grant to Mr. Barmore, Chairman of the Board, of Options to purchase 60,000 Shares. All 60,000 of these Options granted to Mr. Barmore are Non-Qualified Stock Options. All 60,000 of the Options granted to Mr. Barmore on November 18, 2005, to the extent vested, shall expire on

November 18, 2012. The exercise price for these 60,000 Options is the fair market value of the Shares (as defined in the plan) on the date of grant, which was $2.40 per Share.

The 60,000 Options granted to Mr. Barmore on November 18, 2005 vest as follows:

(a) 20,000 of these Options vested over the period of October 3, 2005 through September 30, 2006 as a result of Mr. Barmore continued service as Chairman of the Board of the Company during that time frame.

(b) 5,000 of these Options vested on December 15, 2006, based on Mr. Barmore’s continued service as Chairman as of September 30, 2006.

(c) 5,000 of these Options will vest on December 15, 2007, provided that Mr. Barmore continues to serve as Chairman as of September 30, 2007.

(d) 15,000 of these Options vested on December 15, 2006, based on the Company’s actual performance vs. target during Fiscal Year 2006, on three performance measurements for Fiscal Year 2006 specified in the Option agreement.

(e) All or a portion of 15,000 of these Options will vest on December 15, 2007, based on the Company’s actual performance vs. target during Fiscal Year 2007 on three performance measurements for Fiscal Year 2007 specified in the Option agreement (as amended). The vesting of these Options is also conditioned upon Mr. Barmore’s continued service as Chairman as of September 30, 2007. In January 2007, Mr. Barmore voluntarily agreed to amend the Fiscal Year 2007 performance measurements for the vesting of 10,000 of the 15,000 Options described in this clause (which performance measurements were established at the time of the November 18, 2005 Option grant), in light of the Company’s Fiscal Year 2006 results, and in an effort to have the performance targets represent an improvement over the Fiscal Year 2006 actual results; therefore the performance measurements applicable to the vesting of 10,000 of these Options are more challenging than the performance measurements set forth in the original Option agreements (which means it is less likely that all or a portion of these Options will vest).

Standing Committees of the Board

The Audit Committee currently consists of Messrs. Gaubert (Chairman), Barmore, Frischkorn, and McCord, each determined by the Board to be an independent director and each determined by the board to be financially sophisticated in accordance with applicable NASDAQ rules. During Fiscal Year 2006, the members of the Audit Committee were Messrs. McCord (Chairman), Barmore, Frischkorn, and Gibson. See the report of the Audit Committee below.

The Compensation Committee currently consists of Messrs. Frischkorn (Chairman), English, Gibson, and Wilder, each determined by the Board to be an independent director in accordance with applicable NASDAQ rules. During Fiscal Year 2006, the members of the Compensation Committee consisted of Messrs Frischkorn (Chairman), English, and Gibson. There were no Compensation Committee interlock relationships or insider participation in compensation arrangements in Fiscal Year 2006. See the report of the Compensation Committee below.

The Governance and Nominating Committee currently consists of Messrs. Barmore (Chairman), English, McCord, and Wilder. During Fiscal Year 2006, the members of the Nominating Committee (now known as the “Governance and Nominating Committee”) were Messrs. English (Chairman), Barmore, and McCord. See the report of the Governance and Nominating Committee below.

The Board has determined that each member of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee is independent, as defined in NASDAQ Rule 4200(a).

Shareholder Communications

Shareholders can contact any director or committee of the Board of Directors by mail c/o the Corporate Secretary, ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057.

COMMITTEE CHARTERS, AND GOVERNANCE GUIDELINES AND POLICIES

Committee Charters

The Board of Directors have adopted an Audit Committee Charter, a Compensation Committee Charter, and a Governance and Nominating Committee Charter, which are available on our website at www.icopolymers.com. A copy of each of these charters may also be obtained at no charge by written request to the attention of the Secretary of the Company at 1811 Bering Drive, Suite 200, Houston, Texas 77057.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.icopolymers.com. A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of the Secretary of the Company at 1811 Bering Drive, Suite 200, Houston, Texas 77057.

Code of Business Ethics

The Company has adopted a Code of Business Ethics for all directors, officers, and employees of ICO and its subsidiaries. The Code of Business Ethics is available on our website at www.icopolymers.com. A copy of the Code of Business Ethics may also be obtained at no charge by written request to the attention of the Secretary of the Company at 1811 Bering Drive, Suite 200, Houston, Texas 77057.

GOVERNANCE AND NOMINATING COMMITTEE REPORT

The Governance and Nominating Committee currently consists of Eric O. English (Chairman), Gregory T. Barmore, Charles T. McCord III, and Warren W. Wilder. The Governance and Nominating Committee’s responsibilities include assisting the Board of Directors in identifying and evaluating qualified candidates to serve as nominees for directors and recommending such candidates to the Board, advising the Board about the appropriate composition of the Board and its committees, and assisting the Board in developing, reviewing, and implementing corporate governance practices.

Shareholders seeking to recommend director candidates for consideration by the Governance and Nominating Committee may do so by writing to the Company’s Corporate Secretary, providing the recommended candidates’ names, biographical data, and qualifications. The Governance and Nominating Committee will consider all candidates submitted by Shareholders within the time period set forth specified below under “Information Concerning Shareholder Proposals” in this Proxy Statement.

During the past fiscal year there were two vacancies on the Board of Directors resulting from the resignations of W. Robert Parkey, Jr. and Christopher N. O’Sullivan in late 2005. During the Company’s fiscal year ended September 30, 2006, the Committee’s activities included assisting the Company in identifying and evaluating candidates to fill these vacancies.

Qualifications of Directors

When identifying director nominees, the Governance and Nominating Committee may consider, among other factors: the person’s reputation, integrity and independence; the person’s skills and business, government, or other professional acumen, bearing in mind the current composition of the Board of Directors, and the current state of the Company and the industry generally at the time of determination; the number of other public companies for which the person serves as director; and the availability of the person’s time and commitment to ICO. Messrs. Barmore, English, Knapp, and McCord, the current directors standing for reelection, were nominated by ICO’s Board of Directors at the recommendation of the Governance and Nominating Committee. In the case of each of these current directors standing for reelection, the Governance and Nominating Committee took into account, among other things, the director’s tenure as a member of ICO’s Board of Directors, and attendance at, contributions to, and participation in meetings of the Board of Directors and committees thereof.

Director Nomination Process

•
The Governance and Nominating Committee, the Chairman of the Board, the Chief Executive Officer, or a board member identifies a need to add a new board member that meets specific criteria or to fill a vacancy on the board.

•
The Governance and Nominating Committee initiates a formal candidate search by working with staff support, seeking input from Board members and senior management. The Committee has the discretion to hire a search firm, if deemed necessary or appropriate. The Governance and Nominating Committee considers recommendations for nominees for directorships submitted by Shareholders.

•
The initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board are identified by and/or presented to the Governance and Nominating Committee, which evaluates the candidates.

•
One or more of the members of the Governance and Nominating Committee interviews prospective candidates, and at least one member of the Governance and Nominating Committee offers the Chairman of the Board, the Chief Executive Officer, and all other board members the opportunity to interview prospective candidates.

•	The Governance and Nominating Committee recommends to the Board the nominee from among the candidates.

•	The candidate is nominated by the Board.

GOVERNANCE AND NOMINATING COMMITTEE
Eric O. English, Chairman
Gregory T. Barmore
Charles T. McCord, III
Warren W. Wilder

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Gaubert (Chairman), Barmore, Frischkorn, and McCord. The Board has determined that each member of the Audit Committee is independent, as defined in Rule 4200(a) of the NASDAQ and as set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. In addition, the Board has determined that Messrs. Gaubert, Frischkorn, and Barmore each qualify as an "audit committee financial expert" (as defined in the rules of the Securities and Exchange Commission). All of the current members of the Audit Committee are able to read and understand fundamental financial statements, and none have participated in the preparation of financial statements of ICO or its subsidiaries during the past three years.

The Audit Committee’s responsibilities include the appointment, compensation and retention of ICO’s independent accountants, as well as review of the professional services provided by ICO's independent accountants and the independence of such accountants from ICO's management. The Audit Committee’s responsibilities also include review, appraisal, and oversight with regard to: the performance of the ICO’s internal audit function; the preparation of ICO's quarterly and annual financial statements; ICO’s accounting and financial reporting process and internal control system (including oversight with respect to management’s documentation, testing and evaluation of ICO’s internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations); and policies and procedures relating to legal compliance and ethics. The Audit Committee also reviews such other matters with respect to ICO's accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to its attention.

During the course of Fiscal Year 2006, management updated documentation, and conducted testing and evaluation of the Company’s internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee reviewed the progress of the documentation, testing and evaluation, and provided oversight during the process. The Audit Committee received periodic updates from each of management, internal audit, and PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”). At the conclusion of the process, the Audit Committee reviewed and discussed management’s report on the effectiveness of the Company’s internal control over financial reporting and the related attestation report of PricewaterhouseCoopers. The Audit Committee must also discuss with management and ICO’s independent accountants certain matters including: ICO's annual and quarterly financial statements; ICO's financial reporting process and internal control system; ICO's significant accounting and financial reporting principles, practices and procedures; and such other matters with respect to ICO's accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to the Committee’s attention.

The Audit Committee’s Charter may be found on the Company’s website, at http://www.icopolymers.com/ AuditCommitteeCharter.pdf. The Charter provides further information regarding the Audit Committee and its authority, responsibility and duties.

In connection with the preparation of ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (“2006 Annual Report”), the Audit Committee:

(i)    reviewed and discussed the audited financial statements with ICO's management, internal audit, and PricewaterhouseCoopers, ICO's independent auditors;

(ii)  discussed with PricewaterhouseCoopers the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) auditing standards, including the matters required to be discussed by SAS 61;

(iii)  received and discussed with PricewaterhouseCoopers the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (as modified or supplemented);

(iv) discussed with ICO’s management and PricewaterhouseCoopers the process used for the Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 2006 Annual Report and other periodic filings with the SEC; and

(v)   discussed with PricewaterhouseCoopers its independence (including reviewing the non-audit services provided to ICO by PricewaterhouseCoopers).

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permissible non-audit services (including the fees and terms of these services) to be performed for the Company by the independent auditors, subject to the requirements of applicable law. In addition to pre-approving specific services as the needs for such services arise, the Audit Committee has adopted and implemented a formal pre-approval policy, with procedures for pre-approving audit and other fees (which procedures are sufficiently detailed as to the particular service such that they do not constitute a delegation of the Audit Committee’s authority to management). Details regarding the fees paid to PricewaterhouseCoopers in Fiscal Year 2006 for audit services, audit-related services, tax services and all other services are set forth under the caption “Information Regarding the Company’s Independent Auditors” below.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the SEC.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee meets regularly with management and the independent auditors, and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

AUDIT COMMITTEE
Daniel R. Gaubert, III, Chairman
Gregory T. Barmore
David E. K. Frischkorn, Jr.
Charles T. McCord, III

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth, as of December 31, 2006, the shares of Common Stock (“Shares”) beneficially owned by (i) each director and director nominee of the Company, (ii) each former and current executive officer of the Company listed in the Summary Compensation Table set forth below, and (iii) all such former and current executive officers and directors of the Company listed below collectively as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS(1)
Current Directors
A. John Knapp, Jr.	1,349,020	(2)	5.1%
Charles T. McCord, III	642,914	(3)	2.5%
Jon C. Biro	277,596	(4)	1.1%
Gregory T. Barmore	205,000	(5)	*
David E.K. Frischkorn, Jr.	41,000	(6)	*
John F. Gibson	20,000	(7)	*
Eric O. English	15,000	(8)	*
Daniel R. Gaubert	5,000	(9)	*
Warren W. Wilder	5,000	(10)	*

Executive Officers Who Are Not Directors
Stephen E. Barkmann	154,791	(11)	*
Dario E. Masutti	162,600	(12)	*
Bradley T. Leuschner	85,829	(13)	*
Derek R. Bristow	121,000	(14)	*
D. Eric Parsons	77,082	(15)	*
Charlotte Fischer Ewart	44,015	(16)	*

Officers and Directors named above as a group (15 persons)	3,205,847		11.8%

* Less than 1% of outstanding Shares.

(1)
Percent of Class is calculated including options to purchase Shares (“Options”) granted under the Company’s various stock option plans regardless of whether such Options have vested. Excluding Mr. Knapp’s Options that have not yet vested, Mr. Knapp’s percent of class would be 4.7%.

(2)
Share amounts include 25,000 Shares that are issuable upon exercise of Options granted under the Company’s 1993 Stock Option Plan for Non-Employee Directors (the “1993 Director Plan”), and 360,000 Shares issuable upon exercise of Options granted under ICO’s 1998 Employee Stock Option Plan (the “1998 Employee Plan”). Share amounts also include 135,876 Shares owned by Mr. Knapp; 460,443 Shares held by Mr. Knapp in an IRA; 546 equivalent shares of Common Stock held in the unitized stock fund in ICO’s 401(k) savings plan; 10,000 Shares held by Mr. Knapp’s wife.; 278,655 Shares held by Andover Group, Inc. which are indirectly held by Mr. Knapp as President of the organization; 39,500 Shares held by Andover Real Estate Service, Inc. which are indirectly held by Mr. Knapp as President of the organization; and 39,000 Shares held in the Knapp Children’s Trust. Mr. Knapp disclaims beneficial ownership of the 32,000 Shares held by the Knapp Children’s Trust.

(3)
Share amounts include 30,000 Shares issuable upon exercise of Options granted under the 1993 Director Plan, and 586,448 Shares owned by Mr. McCord. Share amounts also include 26,466 Shares held by ETM, Inc., an organization in which Mr. McCord services as Vice President and Director and shares investment control, although he retains no beneficial ownership of any securities held by the organization. Mr. McCord’s two adult children are the sole shareholders of ETM, Inc.

(4)
Share amount consists of 20,744 Shares owned jointly by Mr. Biro and his wife; 238,000 Shares issuable upon exercise of Options granted under ICO’s 1994 Employee Stock Option Plan (the “1994 Employee Plan”), ICO’s 1995 Employee Stock Option Plan (the “1995 Employee Plan”), ICO’s 1996 Employee Stock Option Plan (the “1996 Employee Plan”), and the 1998 Employee Plan; and 18,852 equivalent shares of Common Stock held in the unitized stock fund in ICO’s 401(k) savings plan.

(5)	Share amount consists of 130,000 Shares owned by Mr. Barmore, and 75,000 Shares issuable upon exercise of Options granted under the 1993 Director Plan.
(6)
Share amount includes 5,000 Shares owned by Mr. Frischkorn; 5,000 Shares held by Mr. Frischkorn in an IRA; 3,000 Shares held by David Frischkorn TTEE, 1987 Present Interest Trust for Anne Eloise Frischkorn, the daughter of Mr. Frischkorn; and 3,000 Shares held by Anne E. Frischkorn TTEE, 1987 Present Interest Trust for David Frischkorn, III, the son of Mr. Frischkorn. Mr. Frischkorn disclaims beneficial ownership of any securities held by either of the two referenced trusts. Share amounts also include 25,000 Shares that are issuable upon exercise of Options granted under the 1993 Director Plan.

(7)	Share amount consists of 20,000 Shares issuable to Mr. Gibson upon exercise of Options granted under the 1993 Director Plan.
(8)	Share amount consists of 15,000 Shares issuable to Mr. English upon exercise of Options granted under the 1993 Director Plan.
(9)	Share amount consists of 5,000 Shares issuable to Mr. Gaubert upon exercise of Options granted under the 1993 Director Plan.
(10)	Share amount consists of 5,000 Shares that are issuable to Mr. Wilder upon exercise of Options granted under the 1993 Director Plan.
(11)
Share amount consists of 19,791 equivalent shares of Common Stock held in the unitized stock fund in ICO’s 401(k) savings plan, and 135,000 Shares issuable to Mr. Barkmann upon exercise of Options granted under the 1996 Employee Plan and the 1998 Employee Plan.

(12)
Share amount consists of 7,600 shares of Common Stock owned by Mr. Masutti, and 155,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1994 Employee Plan, the 1995 Employee Plan, the 1996 Employee Plan, and the 1998 Employee Plan.

(13)
Share amount consists of 430 Shares owned by Mr. Leuschner; 60,000 Shares issuable upon exercise of Options granted under the 1996 Employee Plan and the 1998 Employee Plan; and 25,399 equivalent shares of Common Stock held in the unitized stock fund in ICO’s 401(k) savings plan.

(14)	Share amount consists of 121,000 Shares issuable to Mr. Bristow upon exercise of Options granted under the 1996 Employee Plan and the 1998 Employee Plan.

(15)
Share amount consists of 21,082 equivalent shares of Common Stock held in the unitized stock fund in ICO’s 401(k) savings plan, and 56,000 Shares issuable to Mr. Parsons upon exercise of Options granted under the 1996 Employee Plan and the 1998 Employee Plan.

(16)
Share amount consists of 2,000 Shares owned by Ms. Ewart, 500 Shares owned by her husband, 11,515 equivalent shares of Common Stock held in the unitized stock fund in ICO’s 401(k) savings plan, and 30,000 Shares issuable upon exercise of Options granted under the 1994 Employee Plan, the 1996 Employee Plan, and the 1998 Employee Plan.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by ICO during the fiscal years ended September 30, 2006, 2005 and 2004 (“Fiscal Year 2006,” “Fiscal Year 2005,” and “Fiscal Year 2004” respectively) to: (i) ICO’s Chief Executive Officer; and (ii) the Company’s four most highly compensated executive officers (other than the Chief Executive Officer) during Fiscal Year 2006, who were serving as executive officers at the end of Fiscal Year 2006.

		ANNUAL COMPENSATION		LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY(1)	BONUS(1)	SECURITIES UNDERLYING OPTIONS	ALL OTHER COMPENSATION(1)(2)

Current Executive Officers
A. John Knapp, Jr. (3)	2006	96,000	40,000	360,000	4,000
President and Chief	2005	---	---	5,000	---
Executive Officer	2004	---	---	5,000	---

Jon C. Biro	2006	235,000	80,000	42,000	24,000
Chief Financial Officer and	2005	230,000	19,000	0	22,000
Treasurer	2004	223,000	112,000	126,000	21,000

Stephen E. Barkmann	2006	235,000	172,000	107,260	18,000
President, Bayshore Industrial	2005	235,000	80,000	50,000	15,000
	2004	215,000	100,000	50,000	11,000

Dario E. Masutti(4)	2006	215,000	51,000	35,000	22,000
President, ICO Courtenay -Australasia	2005	227,000	0	20,000	23,000
	2004	209,000	56,000	40,000	14,000

Derek R. Bristow (5)	2006	207,000	90,000	40,000	68,000
President, ICO Europe	2005	196,000	45,000	30,000	46,000
	2004	180,000	55,000	30,000	101,000

(1) Rounded to the nearest thousand.
(2) For Messrs. Biro, Barkmann, Masutti, and Bristow, includes the Company’s contributions to Company-sponsored retirement plans (for U.S. employees, the Company’s 401(k) plan), and for Messrs. Biro and Barkmann includes a car allowance.
(3) Mr. Knapp became Chief Executive Officer on October 1, 2006, at an annual base salary of $96,000. See the discussion regarding Mr. Knapp’s employment agreement, below, for additional information on his compensation and benefits.
(4)  Mr. Masutti’s compensation was paid in New Zealand currency. His compensation is translated into U.S. dollars at the spot rate as of the last day of the applicable fiscal year. At September 30, 2006, 2005, and 2004, the spot rates were 0.6554, 0.6938, and 0.6755 respectively. Mr. Masutti was paid a salary of NZ$ 327,600, NZ$ 327,600, and NZ$ 310,000 for Fiscal Years 2006, 2005, and 2004 respectively (translated into US$ 215,000, US$ 227,000, and US$ 209,000 at the referenced spot rates). He was paid a bonus of NZ$ 78,420, NZ$ 0, and NZ$ 83,000 for Fiscal Years 2006, 2005, and 2004 respectively (translated into US$ 51,000, US$ 0, and US$ 56,000 at the respective spot rates). Mr. Masutti was paid other compensation (consisting of contributions to the Company-sponsored retirement plan and phone allowance) of NZ$ 33,000, NZ$ 33,000, and NZ$ 21,000 for Fiscal Years 2006, 2005, and 2004 respectively (translated in to US$ 22,000, US$ 23,000, and US$ 14,000 at the respective spot rates).
(5)  Mr. Bristow’s base compensation was paid in Euro currency during Fiscal Years 2006, 2005 and 2004. Mr. Bristow’s base compensation is translated into U.S. dollars at the spot rate as of the last day of the applicable fiscal year. At September 30, 2006, 2005 and 2004, the Euro spot rates were 1.2687, 1.2058 and 1.2417 respectively. Mr. Bristow was paid a salary of € 162,800, € 162,800 and € 145,163 for Fiscal Years 2006,

2005 and 2004 respectively (translated into US $207,000, US $196,000 and US $180,000 at the referenced spot rates). He was paid a bonus of € 70,981, € 37,259, and € 44,653 for Fiscal Years 2006, 2005, and 2004 respectively (translated into US$ 90,000, US$ 45,000, and US$ 55,000 at the respective spot rates). Mr. Bristow was paid other compensation (consisting of contributions to the Company-sponsored retirement plan, as well as miscellaneous items necessitated by his overseas assignment in Italy including private health insurance coverage, school fees, and tax equalization) during Fiscal Years 2006, 2005, and 2004. In Fiscal Year 2006, such other compensation was paid partially in Australian Dollars (AUD) at the spot rate of 0.7461, and partially in Euros at the above-referenced spot rates, and in Fiscal Years 2005 and 2004 such other compensation was paid exclusively in Euros. In Fiscal Year 2006 such other compensation paid was AUD$ 48,042, plus €25,450 (translated into the sum of US$ 68,000 at the respective spot rates). In Fiscal Years 2005 and 2004 such other compensation paid was € 38,165, and € 81,386 respectively (translated into US$ 46,000 and US$ 101,000 at the respective spot rates).

EMPLOYMENT AGREEMENTS

The base salaries of the Company’s executives named in the Summary Compensation Table, effective January 1, 2007, and as of January 26, 2007, are as set forth in the table below. All currency is expressed in U.S. dollars unless otherwise indicated.

A. John Knapp, Jr.	$200,000
Jon C. Biro	$250,480(1)
Stephen E. Barkmann	$250,480(2)
Dario E. Masutti	NZ $ 327,600(3)
Derek R. Bristow	€ 162,800(4)

(1) Effective January 1, 2007, Mr. Biro’s base salary was increased by $15,480 in lieu of receiving the $15,480 annual car allowance which he was previously receiving.
(2) Effective January 1, 2007, Mr. Barkmann’s base salary was increased by $15,480; $8,400 of this amount is in lieu of receiving the $8,400 annual car allowance he was previously receiving, with the remainder being a merit increase.
(3) Mr. Masutti’s compensation is paid in New Zealand currency. His compensation, translated into U.S. dollars at the spot rate of 0.7084 (for NZD) as of January 2, 2007, is US$232,072.
(4) Mr. Bristow’s compensation is paid in Euros. His compensation, translated into U.S. dollars at the spot rates of 1.3286 (for Euros) as of January 2, 2007, is US$216,296.

The base salary of each referenced executive is reviewed at least annually by the Board of Directors or Compensation Committee thereof, and may be increased from time to time to reflect, at a minimum, increases in the cost of living. The named executives may receive an annual cash bonus in such amount as is determined by the Board or the Compensation Committee thereof, and are eligible to receive stock option grants from the Company’s employee stock option plans. Provided that the Shareholders approve the amendment to the 1998 Employee Plan (as described in Proposal 2, below) to allow for grants of restricted shares of ICO, Inc. common stock (“Restricted Shares”), the named executives may also be eligible for awards of Restricted Shares. Each executive is eligible to participate in standard benefit plans in which non-executive employees may participate, including the Company’s welfare plans and (with the regard to the U.S.-based executives) ICO’s 401(k) plan, according to the provisions of those plans.

Among the referenced executives, the Company has employment agreements with A. John Knapp, Jr., Jon C. Biro, Dario E. Masutti and Derek R. Bristow.

Mr. Knapp’s employment agreement with the Company, effective as of October 1, 2005, provided for a base salary of $96,000 per annum during Fiscal Year 2006, and for a base salary of $200,000 per annum for Fiscal Year 2007, and also provides that Mr. Knapp is entitled to participate in the Company’s standard health and welfare plans, including medical and dental insurance, and the Company’s 401(k) plan, pursuant to the terms of those plans. Pursuant to his employment agreement Mr. Knapp is an at-will employee, employed for an indefinite term, and if Mr. Knapp’s employment terminates for any reason, he shall be entitled to receive compensation and benefits through the termination date.

In addition to the base salary and benefits described above, Mr. Knapp was granted options (“Options”) to purchase 360,000 shares of Common Stock (“Shares”), pursuant to the terms of the Company’s 1998 Employee Plan; 120,000 of these Options were granted on October 3, 2005, and the remaining 240,000 Options were granted on November 18, 2005. All 360,000 of the Options granted to Mr. Knapp are Non-Qualified Stock Options. Additional terms of these grants are as follows.

The 120,000 Options granted to Mr. Knapp on October 3, 2005 vested over the period of October 3, 2005 through September 30, 2006 as a result of Mr. Knapp continuing his service as President and Chief Executive Officer of the

Company during that time frame. These 120,000 Options expire on October 3, 2012. The exercise price for these 120,000 Options is the fair market value of the Shares (as defined in the plan) on the date of grant, which was $2.89 per Share.

The 240,000 Options granted to Mr. Knapp on November 18, 2005 vest as follows:

(a) 30,000 of these Options vested on December 15, 2006, based on Mr. Knapp’s continued service as President and Chief Executive Officer as of September 30, 2006.

(b) 30,000 of these Options will vest on December 15, 2007, provided that Mr. Knapp continues to serve as President and Chief Executive Officer as of September 30, 2007.

(c) 90,000 of these Options vested on December 15, 2006, based on the Company’s actual performance vs. target during Fiscal Year 2006, on three performance measurements for Fiscal Year 2006 specified in the Option agreement.

(d) All or a portion of 90,000 of these Options will vest on December 15, 2007, based on the Company’s actual performance vs. target during Fiscal Year 2007 on three performance measurements for Fiscal Year 2007 specified in the Option agreement (as amended). The vesting of these Options is also conditioned upon Mr. Knapp’s continued service as President and Chief Executive Officer as of September 30, 2007. In January 2007, Mr. Knapp voluntarily agreed to amend the Fiscal Year 2007 performance measurements for the vesting of 60,000 of the 90,000 Options described in this clause (which performance measurements were established at the time of the November 18, 2005 Option grant), in light of the Company’s Fiscal Year 2006 results, and in an effort to have the performance targets represent an improvement over the Fiscal Year 2006 actual results; therefore the performance measurements applicable to the vesting of 60,000 of these Options are more challenging than the performance measurements set forth in the original Option agreements (which means it is less likely that all or a portion of these Options will vest).

All 240,000 of the Options granted to Mr. Knapp on November 18, 2005, to the extent vested, shall expire on November 18, 2012. The exercise price for these 240,000 Options is the fair market value of the Shares (as defined in the plan) on the date of grant, which was $2.40 per Share.

Pursuant to the first amendment to Mr. Knapp’s employment agreement, dated October 3, 2006, Mr. Knapp became entitled to receive a cash bonus for Fiscal Years 2006 and 2007. Mr. Knapp’s bonus formula takes into account the fiscal year base salaries and bonuses payable to the other five members of the Executive Leadership Team (“ELT”), consisting of the Company’s Chief Financial Officer and four major business unit Presidents, namely Messrs. Biro, Barkmann, Bristow, Masutti, and Parsons. According to his employment agreement, the formula for calculating Mr. Knapp’s Fiscal Year 2006 bonus was as follows:

(Sum of annual cash bonuses for Fiscal Year 2006 paid to the other five ELT members in accordance with the annual incentive plans applicable to each of them)divided by (Sum of the Fiscal Year 2006 base salaries of the five ELT members) multiplied by (Mr. Knapp’s Fiscal Year 2006 base salary).

Applying the above formula Mr. Knapp was entitled to receive a Fiscal Year 2006 cash bonus in the sum of $44,000 (although he accepted only $40,000 as he chose to designate the difference to fund charitable donations made by the Company). Pursuant to the terms of his employment agreement, Mr. Knapp will be entitled to receive a Fiscal Year 2007 cash bonus calculated according to the Fiscal Year 2006 formula, but applying Fiscal Year 2007 salaries and bonuses.

Mr. Knapp’s employment agreement further provides that he must devote at least seventy-five percent (75%) of his business time, energy, and best efforts to the business and affairs of the Company, and that he may participate in business activities that do not interfere, directly or indirectly, with the performance of his duties under the employment agreement or that are not contrary to the interest of the Company.

Mr. Biro’s employment agreement with the Company provides for a term of employment through January 28, 2008. Mr. Biro’s agreement provides for a base salary of $250,480 per year. The Board of Directors must notify Mr. Biro within six weeks of the end of the term of Mr. Biro’s agreement of the Board’s desire to continue Mr. Biro’s employment beyond the term. In such an event, Mr. Biro and the Board of Directors will extend the term for an additional two-year period or negotiate a new employment agreement. If (A) Mr. Biro’s employment agreement is terminated by ICO during the term for Cause (as defined in the agreement), death or Permanent Disability (as defined in the agreement) (and such death or Permanent Disability does not result from any incident beyond Mr. Biro’s control while traveling on business or in the course and scope of his employment), or (B) Mr. Biro’s employment agreement is terminated upon the expiration of the term because the parties are unable to agree to terms of a new agreement by the end of the term and ICO has offered (i) to extend the term or (ii) to enter into a new agreement on substantially the same terms and conditions (in each case the Company may increase Mr. Biro’s salary, bonus and other benefits) and Mr. Biro has rejected the offer, ICO shall pay Mr. Biro for salary through the termination date, any accrued but unused vacation days, and any annual incentive bonus from the previous year that has been earned but not yet paid. If (A) Mr. Biro is terminated during the term by ICO other than for the circumstances described in the preceding sentence, (B) the Company has not offered upon expiration of the agreement (i) to extend the term for an additional two years or (ii) to enter into a new agreement on substantially the same terms and conditions (in each case the Company may increase Mr. Biro’s salary, bonus and other benefits), or (C) if Mr. Biro terminates the agreement during the term for Good Reason (as defined in the agreement), Mr. Biro will be entitled to receive a lump sum equal to (i) his pro rata base salary through the date of termination, (ii) his annual incentive bonus, if any, for the prior fiscal year that was earned but not paid, (iii) payment, if any, for accrued and unused vacation days, (iv) a sum equal to 200% of his current annual base salary, and (v) a pro rata portion of his annual incentive bonus for the fiscal year during which the termination occurs (an “Early Termination Payment”). If there is a Change of Control (as defined in the agreement) during the term, and within the 12 month period immediately following the Change of Control (A) Mr. Biro’s employment agreement is terminated by ICO other than because of death, Permanent Disability, Cause or voluntary termination, (B) Mr. Biro is forced to relocate or commute to a location outside the Houston metropolitan area, (C) Mr. Biro’s base salary or another material benefit is reduced, or (D) Mr. Biro’s job description, job role, responsibilities or scope is materially diminished, the Company will, in additional to paying him an Early Termination Payment, pay Mr. Biro’s COBRA payments and premiums on portable welfare plans for 12 months following termination.

The Company’s Fiscal Year 2007 Incentive Compensation Plan applicable to Mr. Biro provides for a bonus payment to be made to Mr. Biro based upon a calculation involving the Company’s Fiscal Year 2007 corporate expenses, ICO, Inc.’s consolidated return on equity in Fiscal Year 2007, additional business-unit related criteria, and subjective factors.

Pursuant to Mr. Masutti’s employment agreement, he is employed for an indefinite term, and either party may terminate the agreement upon three months’ written notice. Mr. Masutti’s agreement further specifies that if the agreement is terminated because Mr. Masutti’s position becomes superfluous to the Company’s needs (i.e. becomes redundant), he is entitled to receive up to eighteen (18) months’ salary (calculated based on his years of service at the time of separation).

Mr. Bristow is a New Zealand citizen who worked with the Company’s New Zealand subsidiary for several years prior to his transfer to the Company’s Italian subsidiary in July of 2003 and his subsequent promotion to the position of President, ICO Europe. In addition to base salary and standard benefits, Mr. Bristow’s employment agreement provides for tax equalization payments and additional elements of compensation and benefits related to and/or necessitated by Mr. Bristow and his and his family’s non-permanent residence in Europe. The agreement provides for a term of employment through July 18, 2007, but also includes specific provisions for transfer to another of the Company’s subsidiaries if the term is not extended.

The Company’s Fiscal Year 2007 Incentive Compensation Plan applicable to Messrs. Barkmann, Bristow, and Masutti (as well as the Company’s fourth business unit President, D. Eric Parsons) provides for a bonus payment to be made to each executive based upon a calculation involving each of their respective business unit’s Fiscal Year 2007 operating income, return on invested capital, and investment turnover, as well as ICO, Inc.’s Fiscal Year 2007 consolidated return on equity, and subjective factors.

In addition to the agreements described above with the named executive officers, other executive officers and employees are parties to employment agreements with the Company or its subsidiaries, with terms and conditions that vary by each individual employee.

OPTIONS GRANTED DURING FISCAL YEAR 2006

The following table sets forth information relating to the stock option grants made during Fiscal Year 2006 to the executives named in the Summary Compensation table on page 14.

	NUMBER OF SECURITIES UNDERLYING OPTIONS	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL	EXERCISE PRICE	EXPIRATION	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (4)
NAME	GRANTED	YEAR(1)	($/SHARE)(2)	DATE(3)	5%	10%
A. John Knapp, Jr. (5)	360,000	42.3%	$2.56	10/3/2012, 11/18/2012(6)	701,281	1,326,417
Jon C. Biro (7)	42,000	4.9%	$2.40	11/18/2015	88,676	161,609
Stephen E. Barkmann (8)	107,260	12.6%	$4.22	11/18/2015, 5/3/2013(9)	0	305,113
Dario E. Masutti (10)	35,000	4.1%	$4.79	5/25/2015	0	51,024
Derek R. Bristow (11)	40,000	4.7%	$4.79	5/25/2015	0	58,313

(1) Based on a total of 850,260 Options granted to all employees in Fiscal Year 2006.
(2) In the event of multiple grants during the fiscal year, represents the average exercise price of the Options granted during the fiscal year.
(3) With the exception of the Options granted to Mr. Knapp, all of the referenced Options expire on the earlier of (a) 90 days following the termination of the executive’s employment for any reason, or (b) the stated expiration date. Mr. Knapp’s Options expire on the stated expiration date regardless of the date of his separation of employment with the Company.
(4) Potential realizable value is determined by multiplying the exercise price per Share by the stated annual appreciation rate compounded annually for the term of the Option, subtracting the exercise price per Share from the product, and multiplying the remainder by the number of Options granted. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or Option provisions providing for termination of an Option following termination of employment, non-transferability, or vesting. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Company’s Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(5) Only 120,000 of the Options granted to Mr. Knapp in Fiscal Year 2006 vested during the fiscal year. An additional 120,000 of the Options granted to Mr. Knapp vested on December 15, 2006.
(6) 120,000 of the Options granted to Mr. Knapp expire on October 3, 2012, and 240,000 of the Options expire on November 18, 2012.
(7) Only 16,800 of the Options granted to Mr. Biro in Fiscal Year 2006 vested during the fiscal year.
(8)  42,260 of the 107,260 options granted to Mr. Barkmann in Fiscal Year 2006 vested during the fiscal year, and those 42,260 Options that vested were subsequently exercised.
(9)  42,260 of the Options granted to Mr. Barkmann (which Options were subsequently exercised) had a stated expiration date of November 18, 2015. 65,000 of the Options granted to Mr. Barkmann expire on May 3, 2013.
(10) None of the 35,000 options granted to Mr. Masutti in Fiscal Year 2006 vested during the fiscal year.
(11) None of the 40,000 granted to Mr. Bristow in Fiscal Year 2006 vested during the fiscal year.

FISCAL YEAR 2006 OPTION EXERCISES AND FISCAL YEAR-END VALUE

The following table sets forth Options exercised by the executives named in the Summary Compensation Table on page 14 during Fiscal Year 2006, and the total number and value of all unexercised Options granted by the Company to the named executives as of the end of Fiscal Year 2006. The value of "in-the-money" Options refers to Options having an exercise price that is less than the market price of ICO's Common Stock on September 30, 2006.

	SHARES ACQUIRED ON	VALUE REALIZED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT SEPTEMBER 30, 2006	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT SEPTEMBER 30, 2006 (1)
NAME	EXERCISE	($)	EXERCISABLE/UNEXERCISABLE	EXERCISABLE/UNEXERCISABLE

A. John Knapp, Jr.	0	N/A	145,000/240,000	561,475/1,012,800
Jon C. Biro	0	N/A	210,800/27,200	929,276/117,044
Stephen E. Barkmann	42,260	150,861	20,000/115,000	84,000/289,000
Dario E. Masutti	0	N/A	81,000/74,000	396,130/240,620
Derek R. Bristow	0	N/A	47,000/74,000	216,950/220,420

(1) Based upon the $6.62 closing market value price of ICO’s Common Stock on September 30, 2006, as reported on the NASDAQ Global Market™.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of September 30, 2006, concerning the Company’s equity compensation plans (i) previously approved by security holders, and (ii) not previously approved by security holders.

Plan Category	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($/SHARE)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFERENCED IN THE FIRST COLUMN)
Equity Compensation Plans Approved by Security Holders	2,120,503	$2.71	265,608

Equity Compensation Plans Not Approved by Security Holders	0	0	0

Total	2,120,503	$2.71	265,608

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company’s Board of Directors (the "Committee") is responsible for the Company’s executive compensation programs, employee stock option plans, and other equity compensation plans. The Committee reviews and makes recommendations to the full Board of Directors regarding the Chief Executive Officer’s compensation and benefits, reviews and approves compensation levels and benefits arrangements for executive officers, approves the material terms of employment agreements with executive officers, authorizes all employee stock option grants, generally administers the Company’s stock option plans, and takes whatever action may be required in connection with ICO's equity and incentive compensation plans applicable to senior management. The Committee’s executive compensation decisions are made with the intention to help ICO attract, motivate and retain executive talent. In making executive compensation decisions, the Committee also takes into account the cyclical nature of ICO's business lines, industry factors affecting the performance of particular business units, actual performance of the Company and the business units against pre-established performance metrics during a given fiscal year, and progress toward the achievement of strategic Company objectives. The Committee believes that the Company’s various compensation programs are properly balanced to provide appropriate motivation for both executives in the field and in the corporate office. However, the Committee also believes that in furtherance of the aims of attracting, motivating, and retaining executive talent, it is in the Company’s best interest to approve the proposed amendments to the Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan (“1998 Employee Plan”), to include, among other things, restricted share awards to key employees. The Compensation Committee’s Charter may be found on the Company’s website, at http://www.icopolymers.com/CompensationCommitteeCharter.pdf.

The following summarizes the Committee's compensation programs and policies and describes the basis for compensation of ICO's executive officers including its Chief Executive Officer.

Cash Compensation

Base Salary Program. ICO believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Discretionary base salary adjustments are also made based upon each individual employee's performance over time. Generally, executive salaries are reviewed annually based on a variety of factors including individual performance, market comparisons, and ICO's overall financial condition.

Annual Performance Compensation. ICO has historically provided annual performance compensation to executives in the form of cash bonuses. The Committee's decisions have typically been based upon the performance and financial condition of ICO, and subjective factors including the executive’s job performance and achievements during ICO's fiscal year. At times, special bonuses may be awarded related to specific material events that required extraordinary effort on the part of an executive officer.

The Committee’s 2006 incentive compensation plans applicable to Stephen E. Barkmann, Derek R. Bristow, Dario E. Masutti, and Donald Eric Parsons (Presidents of the Company’s Bayshore Industrial, European, Australasian, and ICO Polymers North America business units, respectively) set forth, in formulaic fashion, the method for determining each of their annual incentive bonuses for the fiscal year ending September 30, 2006 (“Fiscal Year 2006”), based on performance vs. target of their respective business units, the Company’s overall performance, and subjective factors. The 2006 incentive compensation plan applicable to Jon C. Biro (Chief Financial Officer and Treasurer) also set forth, in formulaic fashion, the method for determining Mr. Biro’s annual incentive bonus for Fiscal Year 2006, based on performance against pre-established performance metrics and subjective factors. The Committee approved discretionary bonus payments for the remaining executive officers for Fiscal Year 2006 performance.

The Committee has established formulas for determining the annual incentive cash bonuses that may be awarded for the fiscal year ended September 30, 2007 (“Fiscal Year 2007”), to Messrs. Barkmann, Bristow, Masutti, Parsons, and Biro, similar in structure to their respective Fiscal Year 2006 incentive compensation plans, but with metrics and targets established based on Fiscal Year 2007 budgets and objectives applicable to the Company, the named individuals, and their respective business units or areas of responsibility.

A cash bonus of $40,000 was paid to Mr. Knapp with regard to Fiscal Year 2006 performance, as described below and under the heading “Employment Agreements,” above. The formula for determining the incentive cash bonus to which Mr. Knapp may be awarded for Fiscal Year 2007 is described below, and under the heading “Employment Agreements,” above.

Long-Term Compensation

Longer-term incentives, in the form of stock options and restricted shares (collectively “equity incentive awards”), are designed to directly link a significant portion of an executive's compensation to the enhancement of shareholder value. Additionally, equity incentive awards encourage management to focus on longer-term objectives along with annual operating performance, and encourage retention of valued employees. The Committee believes that equity incentive awards are appropriate for senior executives and management, and also for other key employees of ICO’s subsidiaries.

From time-to-time during Fiscal Year 2006 and prior years, the Committee has granted stock options to ICO's executive officers and other key employees. Employee stock options are granted with an exercise price equal to the fair market value of the shares on the date of grant (defined as the closing price of the shares on the NASDAQ Global Market™ on the date of grant or the most recent date of trading activity). The number of options granted to an employee is determined by the Committee based upon the level and contribution of the employee, and may take into account the number of options previously granted to the employee.  In Fiscal Year 2006, the Committee granted 850,000 options to fifty-one (51) employees of the Company and its various subsidiaries. (See “Options Granted During Fiscal Year 2006,” above.)

The Company’s current equity incentive plans consist entirely of stock option plans. The Board has approved, at the recommendation of the Committee, an amendment to the 1998 Employee Plan, which would, among other things, add provisions to that plan for awards of restricted shares. Please see Proposal 2 below for more detail regarding the proposed amendment to the 1998 Employee Plan.

Compensation of the Company’s Chief Executive Officer during Fiscal Year 2006

A. John Knapp, Jr. was appointed ICO’s President and Chief Executive Officer, effective October 1, 2005. Mr. Knapp’s base salary for Fiscal Year 2006 was $96,000, payable bi-weekly. Pursuant to Mr. Knapp’s employment agreement (described in more detail under the heading “Employment Agreements,” on page 15 above), Mr. Knapp is entitled to participate in the Company’s standard health and welfare plans, but does not receive any non-standard benefits that may be commensurate with his position and responsibilities. However, in lieu of a greater base salary for Mr. Knapp’s service as President and Chief Executive Officer during Fiscal Year 2006, with the intent of further aligning Mr. Knapp’s interests with those of the Company’s Shareholders, the Committee (and subsequently the Board of Directors) approved the October 3, 2005 grant of 120,000 Options to Mr. Knapp, vesting over the period of October 1, 2005 through September 30, 2006 (as described in more detail under “Employment Agreements,” above).

In addition to the October 3, 2005 grant of 120,000 Options to Mr. Knapp, the Committee (and subsequently the Board) approved the November 18, 2005 grant of 240,000 Options to Mr. Knapp (described in more detail under “Employment Agreements,” above). 120,000 of these Options vested on December 15, 2006, and all or a portion of the remaining 120,000 of these Options will vest on December 15, 2007. At the time of the grant in November 2005, it was the Committee’s intention that Mr. Knapp’s annual incentive compensation did not have a contractual cash bonus component, but rather that Mr. Knapp’s annual and long-term incentive compensation for the referenced periods be in the form of the 240,000 Option grant, with vesting of 75% of these Options based on the extent to which the Company achieves three specific performance measurements approved by the Board for each of the Fiscal Years 2006 and 2007, respectively, and with the remaining 25% of these Options vesting based on whether Mr. Knapp continues to serve as President and Chief Executive Officer at the end of the applicable fiscal year. The Committee believed at the time of the grant, and continues to believe, that the structure of this Option grant further aligns Mr. Knapp with the interests of the Shareholders.

In January 2007, Mr. Knapp voluntarily agreed to amend the Fiscal Year 2007 performance measurements for the vesting of 60,000 of the Options that may vest on December 15, 2006 depending on the Company’s actual Fiscal Year 2007 performance (which performance measurements were established at the time of the November 18, 2005 Option grant), in light of the Company’s Fiscal Year 2006 results, and in an effort to have the performance targets represent an improvement over the Fiscal Year 2006 actual results; therefore the performance measurements applicable to the vesting of 60,000 of these Options are more challenging than the performance measurements set forth in the original Option agreements (which means it is less likely that all or a portion of these Options will vest).

In August 2006, in light of the Company’s expected performance against targets and Mr. Knapp’s successful performance as Chief Executive Officer during his first fiscal year in office, the Committee (and subsequently the Board) approved payment of a cash bonus to Mr. Knapp for Fiscal Years 2006 and 2007, calculated based on the formula which would align Mr. Knapp’s performance and bonus with that of the Company’s other Executive Leadership Team members. The cash bonus formula set forth in the amendment to Mr. Knapp’s employment agreement is described under the heading “Employment Agreements,” above. Based on application of the Fiscal Year 2006 cash bonus formula, Mr. Knapp was paid a Fiscal Year 2006 cash bonus of $40,000.

Compensation Deduction Limitation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to named executive officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions.

Summary

The Committee believes that ICO's executive compensation policies and programs serve the interests of the Company and its Shareholders effectively. The various compensation programs are believed to be appropriately balanced to provide motivation for executives to contribute to ICO's overall success and enhance the value of ICO for the Shareholders' benefit; however, the Committee believes that the Company’s compensation programs would be improved with the amendments to the 1998 Employee Plan described below. The Committee will continue to monitor the effectiveness of ICO's compensation programs and will make or recommend changes, when appropriate, to meet the current and future needs of ICO.

COMPENSATION COMMITTEE
David E. K. Frischkorn, Jr., Chairman
Eric O. English
John F. Gibson
Warren W. Wilder

STOCK PERFORMANCE CHART

The following chart and graph compare the yearly percentage change in the cumulative total shareholder return of ICO's Common Stock during the five years ended September 30, 2006 with the cumulative total return of the NASDAQ Composite Stock Index (U.S.) and the S&P Specialty Chemicals Index.

The above chart assumes $100 invested on September 30, 2000, and all dividends were reinvested. The data was supplied by NASDAQ and Zacks Investment Research.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires ICO's officers and directors, and persons who own more than 10% of a registered class of ICO's equity securities, to file reports of ownership and changes in ownership with the SEC and NASDAQ and to furnish ICO with copies of all reports filed.

To the Company's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required, the Company is not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or following the end of Fiscal Year 2006.

INFORMATION REGARDING THE COMPANY’S INDEPENDENT AUDITORS

The Company has in many past years included in its Proxy Statement a proposal for the Shareholders to ratify the Company’s appointment of independent accountants. PricewaterhouseCoopers, independent accountants, examined ICO's consolidated financial statements for the Fiscal Year 2006, and, in connection with their audit function, reviewed ICO's Annual Report to Shareholders and certain of its filings with the SEC. The Company has had no disagreements with PricewaterhouseCoopers regarding accounting principals or practices, financial statement disclosures, or auditing scope or procedures, and has been generally satisfied with their services. Because new auditing standards recently proposed by the PCAOB and the SEC will have a significant effect on the nature and scope of the Company’s Fiscal Year 2007 external audit, as of the date of this Proxy Statement, PricewaterhouseCoopers has not yet submitted a formal audit proposal to the Company. As the Audit Committee has neither reappointed PricewaterhouseCoopers nor engaged an alternative audit firm as of the date of this Proxy Statement, the Company’s Shareholders are not being asked to ratify the Company’s independent auditors for the current fiscal year.

As of the date of this Proxy, a representative of PricewaterhouseCoopers is expected to attend the Annual Meeting and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.

Below is the information that the Company would normally disclose to its Shareholders in a proposal requesting that the Shareholders ratify the appointment of independent auditors.

Audit Fees

The Audit Committee pre-approves all services provided by the Company’s independent auditors to the Company and its subsidiaries. The following table sets forth fees paid to PricewaterhouseCoopers during the last two fiscal years:

Fees	Fiscal Year 2006	Fiscal Year 2005
Audit Fees(1)	1,225,000	$1,490,000
Tax Fees(2)	34,000	24,000
Other	–	–

(1)
Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards. Audit fees also include fees for procedures including information systems reviews and testing performed in order to understand and place reliance on the system of internal control, and procedures to support the independent auditor’s report on management’s report on internal controls for financial reporting consistent with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Tax Fees. Tax fees include professional services provided for tax compliance, tax advice, and tax planning, and in particular, matters related to the sale of the Company’s former oilfield services business to Varco International, Inc.

PROPOSAL 1
ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting. ICO's Charter and Bylaws provide for a classified Board of Directors. Under these provisions, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire on the dates of ICO's annual meetings of Shareholders in 2007, 2008 and 2009, respectively. Each director elected at an annual meeting serves for a term ending on the date of the third annual meeting following the meeting at which such director was elected or until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal.

A. John Knapp, Jr. and Charles T. McCord III, currently serving as Class I directors, have been nominated to continue to serve as Class I Directors until ICO’s Annual Meeting of Shareholders in 2010. Mr. Knapp and Mr. McCord were first elected to the Board on April 25, 2001, and thereafter the Shareholders reelected Messrs. Knapp and McCord at the 2004 Annual Meeting of Shareholders.

Gregory T. Barmore and Eric O. English were elected on July 5, 2004 by the holders of the Company’s $6.75 Convertible Exchangeable Preferred Stock (“Preferred Stock”), following the Company’s failure to pay six quarterly dividends to the holders of the Preferred Stock. When right of holders of the Preferred Stock to elect directors terminated in accordance with the terms of the Statement of Designations on November 14, 2006, the Board elected Messrs. Barmore and English to serve as regular directors, with terms ending on the date of the 2007 Annual Meeting of Shareholders. Mr. Barmore has been nominated to serve as a Class I Director until ICO’s Annual Meeting of Shareholders in 2010. Mr. English has been nominated to serve as a Class III Director until ICO’s Annual Meeting of Shareholders in 2009. For more information regarding these nominees, see information under the subheading “Directors Up for Reelection” on page 4 above.

Messrs. Gaubert, Gibson, Wilder, Biro and Frischkorn, who are Class II or III directors, will not be required to stand for election at the 2007 Annual Meeting of Shareholders because their present terms expire in either 2008 or 2009.

A plurality of votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Unless otherwise instructed or authority to vote is withheld, the enclosed proxy will be voted FOR the election of Messrs. Barmore, Knapp, and McCord as Class I directors, and FOR the election of Mr. English as a Class III director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOUR NOMINEES.

PROPOSAL 2
PROPOSAL TO AMEND THE FOURTH AMENDED AND RESTATED
1998 STOCK OPTION PLAN

The Board of Directors of the Company has approved, and proposes that the Shareholders approve at the Annual Meeting, the ICO, Inc. 2007 Equity Incentive Plan (the “Plan”). The Plan is an amendment and restatement of the Company’s Fourth Amended and Restated 1998 Stock Option Plan (the “1998 Employee Plan”) which was previously approved by the Shareholders of the Company and consolidates all remaining employee equity plans. The purpose of the Plan is to provide greater flexibility by expanding the range of forms of equity instruments available for incentive awards (beyond stock options), and to increase the total number of shares of Common Stock (“Shares”) authorized to be issued by 500,000 Shares to 1,960,000 Shares.

As background, on January 12, 1998, the Board of Directors adopted, subject to Shareholder approval, the ICO, Inc. 1998 Stock Option Plan (as amended from time-to-time, generally referred to as the “1998 Employee Plan,” or the “Plan”). The Plan became effective on January 12, 1998, having been adopted by the Board on that date and approved by the Shareholders of the Company within twelve (12) months thereafter. The Plan was amended and restated by the Board on December 18, 2001, with such amendment and restatement approved by the Shareholders on March 15, 2002. The Plan was again amended and restated by the Board on January 27, 2004, with such amendment and restatement approved by the Shareholders on March 5, 2004. The Plan was amended by the Board on September 8, 2005, and was further amended and restated by the Board on November 16, 2005 (without the necessity of Shareholder approval for such amendments). The Plan was further amended and restated by the Board on January 26, 2006, with such amendment and restatement approved by the Shareholders on March 14, 2006. The Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan is filed as Exhibit 10.2 to Form 10-Q that was filed with the Securities and Exchange Commission (“SEC”) on August 7, 2006.

The 1998 Employee Plan currently provides for the issuance of both incentive stock options and nonqualified stock options (collectively “Options”) to any individuals who perform services for the Company and who are treated as employees for federal income tax purposes, including the executive officers named in the Summary Compensation Table on page 14 above. The Board of Directors has adopted, effective January 25, 2007, and subject to Shareholder approval, an amendment and restatement of the 1998 Employee Plan which, among other things: (1) changes the name of the Plan to the “ICO, Inc. 2007 Equity Incentive Plan”; (2) adds provisions for grants of restricted shares of Common Stock (“Restricted Shares”); (3) makes an additional 500,000 Shares of Common Stock available for grants of Options or Restricted Shares (collectively “Awards”) under the Plan; (4) reduces the per-person annual grant limitations from 500,000 Shares per year to 400,000 Shares per fiscal year (in any combination of Options and Restricted Shares) and (5) extends the Plan’s expiration date from January 12, 2008 to January 25, 2017. The Plan, as amended and restated, is summarized in more detail below. A copy of the proposed ICO Inc. 2007 Equity Incentive Plan is attached hereto as Exhibit 10.1.

The Company is seeking Shareholder approval for the Plan. Shareholder approval is required under the requirements of the NASDAQ Global Market™, which are applicable to the Company. By allowing the Company to continue to offer its employees long-term performance-based compensation through the Plan, the Board of Directors believes the Company will continue to be able to attract, motivate, and retain individuals of exceptional talent upon whom, in large measure, the Company’s future success depends.

If this proposal is approved by the Shareholders, the provisions of the Plan with regard to the granting and exercise of Options will not be modified in material respects (other than the amendments to the per-person annual grant limitations described above). If this proposal is approved by the Shareholders, the Plan will, notably, constitute the Company’s first equity incentive plan providing for grants of Restricted Shares to employees.

The Company intends to file a registration statement on Form S-8 covering the additional Shares issuable as Awards under the Plan promptly after approval by the Shareholders of this proposal.

General Description of the Plan

The purpose of the Plan is to promote the interests of the Company and its Shareholders by providing a means for eligible employees of the Company and its subsidiaries (“Participants”) to acquire a proprietary interest in the Company, thereby strengthening the Company's ability to attract capable management personnel and provide an inducement for Participants to remain employed by the Company or its subsidiaries and to be motivated to perform at their maximum levels.

Options under the Plan may be granted to eligible employees of the Company and its subsidiaries. The 1998 Employee Plan is the Company’s only employee stock option plan that currently permits grants to employees (the Company’s other employee stock option plans have expired, although Options previously granted under the 1994, 1995, and 1996 Employee Plans may still be exercised). A total of 1,460,000 Shares of Common Stock (proposed to be increased to 1,960,000 Shares) are currently reserved for issuance upon exercise of Options granted pursuant to the 1998 Employee Plan. As of January 21, 2007, the Company had outstanding under all stock option plans (consisting of the referenced Plan, the 1994, 1995, and 1996 Employee Plans, and the 1993 Director Plan), Options to purchase a total of 2,101,000 Shares, and there were Options to purchase a total of 243,000 Shares available for grant under the five referenced plans combined (only 93,753 of these Options were available for grant to employees, as the remaining 149,247 Options available for grant could only be granted to non-employee directors pursuant to the 1993 Director Plan).

The Plan is administered by the Compensation Committee, which is presently comprised of Messrs. Frischkorn, English, Gibson, and Wilder.

The Board of Directors may at any time amend, suspend, or discontinue the Plan; provided, however, that except as otherwise permitted by Rule 16b-3 under the Exchange Act or, Section 162(m) or Section 422 of the Code, no amendments by the Board shall, without further approval of the Shareholders: (1) change the class of eligible employees; (2) increase the number of Shares which may be subject to Options granted under the Plan except as provided upon lapse or termination of Options without being completely exercised or upon certain changes to the stock of the Company; or (3) cause the Plan or any Option previously granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Exchange Act, (ii) be excluded from the $1 million deduction limitation imposed by Section 162(m) of the Code, or (iii) qualify as an "incentive stock option" as defined by Section 422 of the Code. Unless earlier terminated, the Plan will currently continue in effect until January 12, 2008.

Terms and Conditions of Options Awarded under the Plan

The Compensation Committee determines the exercise price and exercise schedule for Options granted under the Plan. There are currently no vesting requirements for Options, although the Committee generally awards Options with vesting service periods from 0 - 5 years. In addition to vesting based on service periods, the Committee may award Options with vesting based on performance conditions during a specified performance period, if specified in the Option agreement. No Options are granted with an exercise price that is less than the fair market value of the Shares (defined as the last sale price of the Shares reported on the NASDAQ Global Market ™ on a specified date) on the date of grant. However, if the Company grants an incentive stock option (“ISO”) to an eligible employee who owns, directly or indirectly, Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company, the Option price must equal at least 110% of the fair market value of the Shares on the date of grant. Each Option shall be issued for a term of from one to ten years from the date of grant. In the event that any Options do not vest or are not exercised within the specified term, such Options are forfeited and the Shares are available for re-grant under the Plan. The maximum number of Shares with respect to which Options may be granted to any employee during a given year is 500,000 (proposed to be reduced to 400,000 per fiscal year). Payment for Shares purchased upon exercise of an Option may be made in cash or securities or in such other form as may be determined by the Committee. In the event of a “Change of Control” of the Company (as defined in the Plan), all unvested Options shall become 100% fully vested on a specified date not less than ten days prior to the event constituting the Change of Control, and any Options not exercised prior to such Change of Control shall terminate.

Federal Income Tax Consequences

Tax Treatment of Awards. The discussion below summarizes the expected federal income tax treatment of Awards under the Plan, under currently applicable laws and regulations. It is only a summary of the effect of U.S. federal income taxation upon recipients of Awards and the Company with respect to the grant and exercise of Awards under the Plan. It does not purport to be complete, and does not discuss the tax consequences arising in the context of a Participant’s death or the income tax laws of any municipality, state or foreign country in which the recipient’s income or gain may be taxable.

Incentive Stock Options. The Company intends that certain of the Options granted under the Plan will qualify as “ISO’s” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the Options are so qualified, the tax consequences of the Plan will vary depending on whether certain holding period requirements are met. Notwithstanding the foregoing, starting in fiscal year 2006 the Committee has had an informal policy of granting only NQSO’s in order to, among other things, maximize the Company’s ability to ensure the accounting treatment described below under the heading “Nonqualified Stock Options.”

An optionee who has been granted an ISO will not realize taxable income at the time of the grant or exercise of such Option, and the Company will not be entitled to a deduction at either such time, if the optionee makes no disposition of shares acquired pursuant to such ISO (a) within two years from the Option's date of the grant or (b) within one year after exercising such Option (collectively, the "Holding Periods"). However, the optionee must include the difference between the exercise price and the fair market value of the Shares on the date of exercise in alternative minimum taxable income (AMTI). If the employee exercises an ISO, and disposes of the Shares in the same year, and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in AMTI. The employee’s alternative minimum tax basis is increased by the amount of AMTI recognized when the ISO was exercised. Upon disposition of the Shares received upon exercise of an ISO after the Holding Periods, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. Under such circumstances, however, the Company will not be entitled to any deduction for federal income tax purposes.

If an optionee disposes of shares acquired pursuant to the exercise of an ISO prior to the end of the Holding Periods, the disposition will be treated as a disqualifying disposition. The optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the Shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price, and any amount realized in excess of the fair market value of the Shares at the time of exercise will be treated as a short-term, or long-term capital gain, depending on the holding period of the Shares. In the event of a disqualifying disposition, the Company may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the optionee. However, the Company will not be entitled to any deduction in connection with any loss to the optionee or a portion of any gain that is taxable to the optionee as short-term or long-term capital gain.

Nonqualified Stock Options. The Company may also grant nonqualified stock options ("NQSO’s") under the Plan. NQSO’s (options that are not incentive stock options within the meaning of Section 422 of the Code) will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the optionee upon the grant of a NQSO, and the Company is not entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the option exercise price, with the Company entitled to a corresponding deduction. Ordinary income realized upon the exercise of a NQSO is not an adjustment for alternative minimum tax purposes. Upon a subsequent disposition of Shares received upon exercise of a NQSO, the optionee will realize a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. However, the Company will not be entitled to any further deduction at that time.

Restricted Share Awards. A recipient generally does not recognize taxable income on the grant of Restricted Shares, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the Shares of Common Stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the Shares on that date. Any dividends paid on the Restricted Shares before the vesting date are also taxable as compensation income upon receipt.

However, a recipient may elect to recognize income upon the grant of Restricted Shares, rather than when the recipient’s interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the Shares on the date of the award. If the recipient makes this election, dividends paid with respect to the Restricted Shares that are paid currently (rather than held subject to forfeiture) will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the Restricted Shares lapse. The recipient will not be entitled to any deduction if, after making this election, he or she forfeits any of the Restricted Shares. If Restricted Shares are forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the Shares. The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture.

The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of Restricted Shares under the Plan, subject to the limitations of Section 162(m).

Withholding. The Company will retain the right to deduct or withhold, or require the recipient to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the Plan.

Change in Control and Excess Parachute Payments. The accelerated vesting of Awards upon a change in control could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. If so, the Company would not be able to deduct the excess parachute payments.

Deductibility. Section 162(m) of the Code limits the Company's income tax deduction for non-performance based compensation paid to the five highest paid executive officers to $1 million per person per year. The taxable portion of a NQSO ordinarily constitutes compensation which may be deducted by the Company. The Plan has been designed to allow this compensation element to be classified as performance based so as to ensure the Company the full income tax deduction otherwise available. The Plan also incorporates the requirements for the performance-based compensation exception applicable to Restricted Shares that are granted with vesting based on attainment of performance conditions, so that such Awards should qualify for the exception. However, the Compensation Committee reserves the right to grant Awards that do not qualify for this exception, and in some cases, including a change in control, the exception may cease to be available for some or all Awards (including Options and grants of Restricted Shares with performance vesting) that otherwise so qualify.

The foregoing is only a summary of the federal income tax rules applicable to Options and Restricted Shares granted under the Plan to persons subject to taxation in the U.S. and is not intended to be complete. Among other things, this summary does not discuss the effect of the income or other tax laws of any state or foreign country in which the Company’s non-U.S. Participants may reside. The federal income tax treatment and the Company’s ability to recognize a deduction upon an employee’s exercise of an Option or vesting on a grant of Restricted Shares varies in countries outside of the U.S. where the Company does business and/or where its foreign employees are taxable. Furthermore, the above summary does not address the Company’s accounting treatment of awards under the Plan (expensing).

Proposed Amendments and Approval Process

It is proposed that, in addition to changing the name of the Plan to the “ICO, Inc. 2007 Equity Incentive Plan,” the Plan be amended to:

•	Add provisions for grants of Restricted Shares
•	Make an additional 500,000 Shares available for Awards of Options and Restricted Shares under the Plan
•	Reduce the per-person annual grant limitations from 500,000 Shares per year to 400,000 Shares per fiscal year (in any combination of Options and Restricted Shares)
•	Extend the Plan’s expiration date.

         Terms and Conditions of Restricted Share Awards. Restricted Shares Awards consisting of grants of Shares to eligible employees, the vesting of which are subject to a vesting period and/or performance measures established by the Compensation Committee of the Board of Directors. The period when any Restricted Shares have not yet been earned because the vesting period and/or performance measures have not been satisfied (the “Restricted Period”) shall be between one and ten years, and in any event not less than one year.  The Compensation Committee shall determine the vesting period, performance period, and/or performance measures applicable to any Restricted Share Award. In the event that any Restricted Shares do not vest or are not exercised within the specified term, such Restricted Shares are forfeited and the Shares are available for re-grant under the Plan (as either Options or Restricted Shares). The maximum number of Shares with respect to which Restricted Shares or Options (in any combination) may be granted to any employee during a given fiscal year shall be 400,000. Participants as owners of Restricted Shares shall be entitled to vote such Restricted Shares and receive all dividends payable on such Restricted Shares during the Restricted Period. The recipient of the Restricted Shares will have the right to vote the Shares and, unless the Compensation Committee determines otherwise, will have the right to receive dividends on the shares during the Restricted Period. The recipient of the Restricted Shares may not sell, pledge or otherwise encumber or dispose of Restricted Shares until the conditions imposed by the Compensation Committee have been satisfied. The Compensation Committee may accelerate the termination of the Restricted Period or waive any other conditions with respect to any Restricted Shares, provided, however, that the Restricted Period shall not be less than one year. In the event of a “Change of Control” of the Company (as defined in the Plan), all unvested Restricted Shares shall become 100% fully vested on a specified date not less than ten days prior to the event constituting the Change of Control.

  Approval Process. In order to approve the proposal to amend and restate the Plan, the Company is seeking the approval by the holders of a majority of the votes cast at the meeting on Proposal 2 by the holders of Common Stock entitled to vote thereon, which is the approval generally required for amendments to the Plan. Neither abstentions nor broker non-votes are treated as votes cast and thus neither will affect the outcome of this proposal.

The Board of Directors believes that the Plan benefits the Company and its Shareholders by further aligning long-term interests of the employees with those of the Shareholders. The Board further believes that adding provisions for grants of Restricted Shares, and increasing the aggregate number of Shares available for grant as Awards under the Plan is a favorable method for the Company to compensate the recipients for past contributions to the Company’s success, as well as for anticipated contributions in the future. Furthermore, the Board believes that these amendments to the Plan and Awards made following such amendments will strengthen the Company's ability to attract and retain capable management personnel in the future. The Board of Directors, therefore, recommends a vote FOR approval of the amendment to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE FOURTH AMENDED AND RESTATED ICO, INC. 1998 STOCK OPTION PLAN AS DESCRIBED ABOVE.

SOLICITATION OF PROXIES

The solicitation of proxies on behalf of the Board of Directors will be conducted by mail, personally or by telephone, telegram or other forms of wire or facsimile communication. Officers and employees of ICO may solicit proxies and will not receive additional compensation for this. ICO has retained The Altman Group, Inc. (“Altman”) to assist in the solicitation of proxies for a fee of $4,000 plus out-of-pocket expenses. In addition to solicitation of proxies, Altman may provide advisory services as requested pertaining to the solicitation of proxies. Upon request, ICO will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a Shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of Shareholders. Under Rule 14a-8, proposals that Shareholders intend to have included in ICO's proxy statement and form of proxy for the 2007 Annual Meeting of Shareholders must have been received by ICO no later than September 30, 2006. No such Shareholder proposals were received by the Company during the referenced time frame in 2006.

If a Shareholder desires to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, the Shareholder must follow the procedures set forth in ICO's Bylaws. ICO's Bylaws provide generally that Shareholders who wish to nominate directors or to bring business before an annual meeting must notify ICO and provide certain pertinent information at least 90 but no more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. Therefore, Shareholders who wish to nominate directors or to bring business before the 2008 Annual Meeting of Shareholders must notify ICO no later than December 6, 2007.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports with the SEC. You may read and copy such reports, statements and other information that is in the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1 (800) 732-0330 for further information that is in the SEC’s public reference rooms. The Company’s public filings are also available from commercial document retrieval services and via the SEC’s Internet website, at http://www.sec.gov.

As allowed by the SEC rules, the Company can “incorporate by reference” certain information into this document, which means it can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that contradicts information contained directly in this document, or in later filed documents incorporated by reference in this proxy statement.

This proxy statement incorporates by reference the Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2006 (“Form 10-K”), which the Company has previously filed with the SEC. That document contains important information about the Company and its financial condition that is not included in this proxy statement. You may obtain the Form 10-K from the SEC’s website described above, or directly from the Company, without charge, by written requestor by telephone to the Office of the General Counsel, ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057 / (713) 351-4100.

If you would like to request additional copies of this document or any of the documents incorporated by reference, please do so at least five business days before the date of the 2007 Annual Meeting in order to receive timely delivery of such documents.

You should rely only on the information contained or incorporated by reference in this document to vote your Shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated January 25, 2007. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

ICO knows of no matters other than those stated above which are to be brought before the Annual Meeting. It is intended that the persons named in the proxy will vote your stock pursuant to discretionary authority granted in the proxy according to their best judgment if any other matters do properly come before the meeting.

Whether or not you intend to be present at this meeting, you are urged to promptly sign, date and return the enclosed proxy card, or vote by telephone or facsimile as described above. If you are present at the meeting and wish to vote your stock in person, this proxy shall, at your request, be returned to you at the meeting.

By Order of the Board of Directors

/s/ Gregory T. Barmore	/s/ A. John Knapp, Jr.
Gregory T. Barmore	A. John Knapp, Jr.
Chairman of the Board	President, Chief Executive Officer, and
Director

Houston, Texas
January 25, 2007

Proxy — ICO, INC.

This Proxy is solicited on behalf of the Board of Directors

ANNUAL MEETING OF SHAREHOLDERS - MARCH 5, 2007

The undersigned hereby appoints A. John Knapp, Jr. and Jon C. Biro, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on March 5, 2007 (the “Annual Meeting”), and any adjournment of the Annual Meeting, on the matters specified on reverse side, and in their discretion with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, and a Proxy Statement for the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR THE NOMINEES AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

[reverse side]

Annual Meeting Proxy Card

A. Proposals — The Board of Directors recommends a vote FOR the nominees and proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Gregory T. Barmore	☐	☐	02 - A. John Knapp, Jr.	☐	☐	03 - Charles T. McCord III	☐	☐

04 - Eric O. English	☐	☐

The terms of nominees Gregory T. Barmore, A. John Knapp, Jr., and Charles T. McCord III are set to expire at the Annual Meeting of Shareholders to be held in 2010; the term of nominee Eric O. English is set to expire at the annual Meeting of the Shareholders to be held in 2009.

	For	Against	Abstain
2. The ratification of the amendment to and restatement of the Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan.	☐	☐	☐

3. WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS
    WHICH MAY PROPERLY COME BEFORE THE MEETING.

B. Non-Voting Items
Change of Address ― Please print new address below.
Meeting Attendance Mark box to the right if You plan to attend the Annual Meeting	☐

C. Authorized Signatures ― This section must be completed for your vote to be counted. ― Date and Sign Below
INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appears hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.

Date (mm/dd/yyyy) ― Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 ― Please keep signature with the box.
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